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Exhibit 3.18

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG WYOMING LAND COMPANY", CHANGING ITS NAME FROM "RAG WYOMING LAND COMPANY" TO "FOUNDATION WYOMING LAND COMPANY", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2004, AT 11:14 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
2080215 8100		AUTHENTICATION:	3266872
040559197		DATE:	07-30-04

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RAG WYOMING LAND COMPANY

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is RAG Wyoming Land Company.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    Foundation Wyoming Land Company"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to on July 30, 2004.

/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SHARON J. FETHERHUFF Sharon J. Fetherhuff Assistant Secretary
State of Delaware Secretary of State Division of Corporations Delivered 11:24 AM 07/30/2004 FILED 11:14 AM 07/30/2004 SRV 040559197 - 2080215 FILE

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMAX LAND COMPANY", CHANGING ITS NAME FROM "AMAX LAND COMPANY" TO "RAG WYOMING LAND COMPANY", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1999, AT 2 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
2080215 8100		AUTHENTICATION:	9840196
991267761		DATE:	06-30-99

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMAX LAND COMPANY

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is Amax Land Company.

        2.     The Certificate of Incorporation of the Corporation hereby is amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "FIRST:    The name of the corporation is:
                      RAG Wyoming Land Company"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to as of June 30, 1999.

AMAX LAND COMPANY
/s/ GREG A. WALKER Greg A. Walker Senior Vice President
ATTEST:
/s/ SUSAN E. CHETLIN Susan E. Chetlin Assistant Secretary

State of Delaware

[SEAL]

Office of Secretary of State

        I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEADOWLARK UTAH, INC." FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH, A.D. 1992, AT 10 O'CLOCK A.M.

* * * * * * * * * *

RECEIVED FOR RECORD HCCQ

92 APR-1 AM:09.5

[SEAL] 722091004	/s/ MICHAEL RATCHFORD Michael Ratchford, Secretary of State
	AUTHENTICATION:	*3400584
	DATE:	03/31/1992

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF MEADOWLARK UTAH, INC.	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 03/31/1992 722091004 - 2080215

        MEADOWLARK UTAH, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the sole Director of said corporation, by written consent, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED: That this Board proposes and declares advisable that the Certificate of Incorporation of Meadowlark Utah, Inc. be amended by changing the Article thereof numbered "1." so that, as amended, said Article shall be and read as follows:

      "1. The name of the corporation is Amax Land Company"

        SECOND: That in lieu of a meeting and the vote of the sole stockholder, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

        FOURTH: This certificate of Amendment of Certificate of Incorporation shall be effective April 1, 1992.

        IN WITNESS WHEREOF, said Meadowlark Utah, Inc. has caused this certificate to be signed by Helen M. Feeney, as Vice President, and attested by Raymond J. Cooke, its Assistant Secretary, this 27th day of March, 1992.

MEADOWLARK UTAH, INC.

		By:	/s/ HELEN M. FEENEY Helen M. Feeney Vice President
ATTEST:

By:	/s/ RAYMOND J. COOKE Raymond J. Cooke Assistant Secretary

State of Delaware

[SEAL]

Office of Secretary of State

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF MEADOWLARK UTAH, INC. FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 1986, AT 9 O'CLOCK A.M.

* * * * * * * * * *

[SEAL] 863160567	/s/ MICHAEL HARKINS Michael Harkins, Secretary of State
	AUTHENTICATION:	11020044
	DATE:	11/25/1986

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MEADOWLARK UTAH, INC.

        Meadowlark Utah, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the sole Director of said corporation, by written consent, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

          RESOLVED: That this Board proposes and declares advisable that the Corporation's Certificate of Incorporation be amended by adding an Article numbered "7." which Article shall be and read as follows:

          "7. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occuring prior to such repeal or modification."

        SECOND: That in lieu of a meeting and the vote of the sole stockholder, the stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by David George Ball, as Vice President, and attested by Raymond J. Cooke, its Assistant Secretary, this 30th day of October, 1986.

Meadowlark Utah, Inc.
/s/ DAVID GEORGE BALL David George Ball Vice President
ATTEST:
By:	/s/ RAYMOND J. COOKE Raymond J. Cooke Assistant Secretary

State of Delaware

[SEAL]

Office of Secretary of State

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF MEADOWLARK UTAH, INC. FILED IN THIS OFFICE ON THE SECOND DAY OF JANUARY, A.D. 1986, AT 4:30 O'CLOCK P.M.

[SEAL] 736003008	/s/ MICHAEL HARKINS Michael Harkins, Secretary of State
	AUTHENTICATION:	10703196
	DATE:	01/03/1986

[STAMP]

CERTIFICATE OF INCORPORATION

OF

Meadowlark Utah, Inc.

        1.     The name of the corporation is:

    Meadowlark Utah, Inc.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4.     The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares shall be One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

        5.     The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

        6.     The name and mailing address of the incorporator is:

    L. M. Custis
    Corporation Trust Center
    1209 Orange Street
    Wilmington, Delaware 19801

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of January, 1986.

/s/ L. M. CUSTIS L. M. Custis
RECEIVED FOR RECORD
JAN 9 1986
LEO J. DUGAN, Jr., Recorder

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Exhibit 3.18